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Exhibit 10.56

CONFIDENTIAL COMMUNICATION PURSUANT TO THE MANAGEMENT AGREEMENT SECTION 14.1.5, RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ALL OTHER APPLICABLE PROTECTIONS

LIMITED WAIVER AND CONSENT AGREEMENT

        This Limited Waiver and Consent Agreement, dated March 3, 2008 (the "Agreement"), is made and entered into by and between Sprint Nextel Corporation (formerly known as "Sprint Corporation"), Sprint Spectrum L.P., WirelessCo L.P., Sprint Communications Company L.P., Sprint Telephony PCS, L.P., and Sprint PCS License, L.L.C. (collectively, "Sprint"); iPCS Wireless, Inc. ("iPCS Wireless"), Horizon Personal Communications, Inc. ("Horizon"), Bright Personal Communications Services, L.L.C. ("Bright") and iPCS, Inc. (collectively with iPCS Wireless, Horizon and Bright, "iPCS).

RECITALS

        A.    iPCS Wireless and certain of the Sprint entities referenced above are parties to a Sprint PCS Management Agreement, dated as of January 22, 1999, as amended (the "iPCS Wireless Management Agreement"). Horizon and certain of the Sprint entities referenced above are parties to a Sprint PCS Management Agreement, dated as of June 8, 1998, as amended (the "Horizon Management Agreement"). Bright and certain of the Sprint entities referenced above are parties to a Sprint PCS Management Agreement, dated as of October 13, 1999, as amended (the "Bright Management Agreement" and together with the iPCS Wireless Management Agreement and the Horizon Management Agreement, the "Management Agreements"). iPCS Wireless, Horizon and Bright are direct or indirect wholly owned subsidiaries of iPCS, Inc.

        B.    Sprint and iPCS entered into the Sprint/iPCS Forbearance Agreement, dated July 28, 2005, which agreement was amended by Amendment No. 1 to Sprint/iPCS Forbearance Agreement, dated as of December 12, 2005 (as amended, the "Forbearance Agreement").

        C.    Sprint is prohibited by the Forbearance Agreement from taking certain actions in the Service Area.

        D.    Sprint's continued compliance with the Forbearance Agreement and with the final order and judgment of the Delaware Court (as defined below) are conditions to the Stay of Judgment Pending Appeal ordered by the Appellate Court of Illinois on October 13, 2006.

        E.    Sprint and iPCS have reached agreement as to certain matters, which agreements are set forth in Addendum X to Sprint PCS Management Agreement and Sprint PCS Services Agreement, dated March 3, 2008, among Sprint Spectrum L.P., SprintCom, Inc., WirelessCo, L.P., Sprint Communications Company L.P and iPCS Wireless, Inc.; Addendum IX to Sprint PCS Management Agreement and Sprint PCS Services Agreement, dated March 3, 2008, among Sprint Spectrum L.P., SprintCom, Inc., WirelessCo, L.P., PhillieCo, L.P., APC PCS, LLC, Sprint Communications Company L.P. and Horizon Personal Communications, Inc.; and Addendum V to Sprint PCS Management Agreement and Services Agreement, dated March 3, 2008, among Sprint Spectrum L.P., SprintCom, Inc., WirelessCo, L.P., Sprint Communications Company L.P. and Bright Personal Communications Services, LLC (collectively, the "Amendments").

        F.     In consideration for the Amendments, iPCS desires to waive compliance by Sprint with certain provisions of the Forbearance Agreement as described herein.

AGREEMENT

        In consideration of the recitals and mutual covenants and agreements contained in this Agreement, the sufficiency of which consideration is hereby acknowledged, the parties, intending to be bound, agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Certain Definitions.    The following terms are used in this Agreement with the meanings assigned below:

  "CDMA Customer" means subscribers of products and services offered by Sprint PCS and Sprint PCS Affiliates using the CDMA Network who are assigned to the Service Area.

  "Ongoing Litigation" means the following litigation: (i) in the Circuit Court of Cook County, Illinois, entitled iPCS Wireless, Inc. v. Sprint Corporation, WirelessCo L.P., Sprint Spectrum L.P., SprintCom, Inc. and Sprint Communications Company, L.P. (Case No. 05 CH 11792), which is currently on appeal in the Illinois Appellate Court for the First District and (ii) in the Court of Chancery of the State of Delaware (the "Delaware Court") entitled Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC v. Sprint Corporation, Wirelessco L.P., Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company L.P., Nextel Communications, Inc., Phillieco L.P. and APC PCS LLC (C.A. No. 1518-N).

          "Sprint" means Sprint Nextel Corporation and its Subsidiaries.

        1.2    Other Capitalized Terms.    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Forbearance Agreement and the Management Agreements.

ARTICLE II

WAIVERS

        2.1    Ensemble Billing Platform.    From and after the date that iPCS's migration to the Ensemble billing platform has been completed, and notwithstanding anything to the contrary in the Forbearance Agreement:

          (a)   iPCS acknowledges that, solely as a result of the migration of iPCS to the Ensemble billing platform, customer information relating to CDMA Customers will be accessible by Sprint employees involved with iDEN Products and Services. Accordingly, iPCS hereby grants Sprint a limited waiver from Sprint's obligations in Section 2.1(b) of the Forbearance Agreement, insofar as such section obligates Sprint to prevent billing systems containing data relating to CDMA Customers from becoming available to employees of Sprint that are involved with iDEN Products and Services in the Service Area; provided, however, that (i) the foregoing waiver shall apply only to the extent that such data relating to CDMA Customers becomes available to Sprint employees as a result of it being accessible to such employees on the Ensemble billing platform and (ii) Sprint shall use its best efforts to ensure that such data relating to CDMA Customers is not used by Sprint employees involved with iDEN Products and Services to the detriment of iPCS's business. Notwithstanding the foregoing waiver, Sprint employees having access to such data shall remain bound not to utilize such data for purposes which are otherwise prohibited by the Forbearance Agreement or the final order of the Delaware Chancery Court.

          (b)   iPCS acknowledges that the Ensemble billing platform is a unified billing platform that does not differentiate between CDMA and iDEN accounts and would permit a customer to have both technologies on a single account. As a result, iPCS acknowledges that Sprint will no longer be required to maintain a process of identifying and directing to designated customer service representatives CDMA Customers who contact Sprint for customer care services and iDEN Customers who contact Sprint for customer care service. Accordingly, iPCS hereby grants Sprint a limited waiver from Sprint's obligations in Section 2.1(c)(i) of the Forbearance Agreement to maintain such a process.

          (c)   iPCS acknowledges that Sprint's Ensemble billing platform does not treat a customer network change as an event that would trigger a termination fee. As a result, iPCS acknowledges that Sprint will no longer be required to charge termination fees when a CDMA Customer transfers from CDMA Products and Services to iDEN Products and Services. Accordingly, iPCS hereby grants Sprint a limited waiver from Sprint's obligations in Section 2.1(c)(iii) and 2.9(b) of the Forbearance Agreement.

        2.2    National Accounts.    Notwithstanding anything to the contrary in the Forbearance Agreement, iPCS hereby acknowledges that Sprint shall no longer be required to maintain separate and distinct "national account" programs, including separate national account sales forces for its CDMA Products and Services and its iDEN Products and Services for national accounts headquartered in the Service Area. Sprint hereby grants iPCS the right to approve any discounted pricing to any "national account" headquartered in its Service Area that affects CDMA Customers in the Service Area, which approval shall not be unreasonably withheld. This practice is consistent with the long standing course of dealing between the parties. Accordingly, iPCS hereby grants Sprint a limited waiver from Sprint's obligation in Section 2.8 of the Forbearance Agreement.

        2.3    General Motors.    Notwithstanding anything to the contrary in the Forbearance Agreement, iPCS hereby grants Sprint a limited waiver from the obligations imposed on Sprint by Section 2.3 of the Forbearance Agreement, to the extent required to permit to enter into a national account with General Motors and its Related Parties as contemplated by Section 5 of the Amendments.

        2.4    NASCAR Branding.    iPCS hereby acknowledges that Sprint is permitted to display Sprint, Nextel, Xohm and Boost advertising and brands at NASCAR events held in the Service Area in substantially the same manner as Sprint displays such advertising and brands at NASCAR events held outside the Service Area and that nothing in the Forbearance Agreement should be interpreted as contrary to this acknowledgment.

ARTICLE III

TERMS OF GENERAL APPLICABILITY

        3.1    Limited Waiver; Duration.    Except as expressly waived herein, the Forbearance Agreement remains in full force and effect. The limited waivers granted herein shall remain in place for so long as Sprint continues to comply with the Forbearance Agreement.

        3.2    No Release, Waiver or Modification of the Parties Rights and Remedies in the Ongoing Litigation.    Nothing in this Agreement, or in any of its terms, including but not limited to, the limited waivers granted in this Agreement, shall in any way be considered a waiver, release, modification or amendment of the rights and remedies of the parties as asserted in or pursued in the Ongoing Litigation, nor shall it be considered in any way to affect the rights and/ or ability of the parties to fully pursue their rights and/or remedies as asserted in the Ongoing Litigation. Further, nothing in this Agreement shall, in any way, be considered a waiver, release, modification or amendment of the rights of the parties to enforce any order or judgment of any court entered in, or to be entered in, the Ongoing Litigation.

        3.3    No Breach of Management Agreements.    This Agreement, and the covenants of Sprint contained herein, do not constitute an admission by Sprint that it has breached, or will breach, any provision of the Management Agreements, nor does this Agreement, or any of its terms or provisions, constitute an admission by Sprint or iPCS as to the scope of any party's rights or obligations under the Management Agreements. Moreover, the provisions of this Agreement are not intended in any way to constitute an admission by Sprint or iPCS that any of its actions under this Agreement were necessary to comply with or avoid any breach of the Management Agreements. This Agreement is (a) being entered into for the purpose of resolving certain differences and possible disputed claims between the parties and (b) entitled to all protections afforded by rules of evidence applicable in Illinois and Delaware (as applicable) analogous to Federal Rule of Evidence 408.

        3.4    Entire Agreement.    This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and supersedes all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this Agreement; provided that this Agreement is not intended to amend or affect in any way the Management Agreements and any other agreements entered into in connection with the Management Agreements.

        3.5    Binding Effect.    Except as otherwise provided in this Agreement, this Agreement is binding upon and inures to the benefit of the parties and their respective and permitted successors, transferees, and assigns, including any permitted successor, transferee or assignee of the Service Area Network or of the License.

        3.6    Governing Law.    The internal laws of the State of Delaware (without regard to principles of conflicts of law) govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

        IN WITNESS WHEREOF, the parties have caused this Limited Waiver and Consent Agreement to be executed by their respective officers as of the date first above written.

SPRINT NEXTEL CORPORATION
By:	/s/ Charles Wunsch
Name:	Charles Wunsch
Title:	Vice President
SPRINT SPECTRUM L.P.
By:	/s/ Charles Wunsch
Name:	Charles Wunsch
Title:	Vice President
WIRELESSCO L.P.
By:	/s/ Charles Wunsch
Name:	Charles Wunsch
Title:	Vice President
SPRINT COMMUNICATIONS COMPANY LP.
By:	/s/ Charles Wunsch
Name:	Charles Wunsch
Title:	Vice President
SPRINT TELEPHONY PCS, L.P.
By:	/s/ Charles Wunsch
Name:	Charles Wunsch
Title:	Vice President
SPRINT PCS LICENSE, L.L.C.
By:	/s/ Charles Wunsch
Name:	Charles Wunsch
Title:	Vice President

iPCS, INC.
By:	/s/ Timothy M. Yager
Name:	Timothy M. Yager
Title:	President and CEO
iPCS WIRELESS, INC.
By:	/s/ Timothy M. Yager
Name:	Timothy M. Yager
Title:	President and CEO
HORIZON PERSONAL COMMUNICATIONS, INC.
By:	/s/ Timothy M. Yager
Name:	Timothy M. Yager
Title:	President and CEO
BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC
By:	/s/ Timothy M. Yager
Name:	Timothy M. Yager
Title:	President and CEO

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  Exhibit 10.56
ARTICLE II WAIVERS
ARTICLE III TERMS OF GENERAL APPLICABILITY